UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2025

VNUE, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53462	98-0543851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 West 29th Street, 11th Floor, New York, NY 10001

(Address of principal executive offices) (Zip Code)

(833) 937-5493

Registrant’s telephone number, including area code

 N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VNUE, Inc. is referred to herein as “us”, “we”, “our” or the “Company”.

ITEM 3.03. Material Modification to Rights of Security Holders.

On February 20, 2025, the Company filed an Amended and Restated Certificate of Designation with the Nevada Secretary of State, which increased the authorized shares of the Company’s Series B Preferred Stock from 2,500 to 5,250. No other changes were made to the Certificate of Designation.

The Board of Directors approved the amendment to the Series B Designation on February 20, 2025.

The foregoing description of the Amended and Restated Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the document, which is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is hereby incorporated herein by reference.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Certificate of Designation for Series B Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUE, INC.

Date: February 21, 2025	By:	/s/ Zach Bair
Zach Bair, Chief Executive Officer

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